SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 8, 2007
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 8, 2007, SAI Holdings, Inc. (“SAI”) and Penson Financial Services, Inc. (“PFSI”), two subsidiaries of Penson Worldwide, Inc. (the “Company”), entered into a letter agreement with Schonfeld Group Holdings LLC, Schonfeld Securities, LLC (“Schonfeld”), Opus Trading Fund LLC (“Opus”) and Quantitative Trading Strategies LLC (“QTS”) that amends and clarifies certain terms of the asset purchase agreement dated November 20, 2006 entered into between SAI and Schonfeld as filed with the Securities and Exchange Commission on November 21, 2006 (the “Asset Purchase Agreement”). The letter agreement, among other things, consents to the transfer of assets between Opus and QTS, releases QTS from certain indemnification obligations to SAI and the Company related to the Asset Purchase Agreement and clarifies how revenue generated by correspondents introduced to the Company by Schonfeld will be calculated for purposes of determining the total payment due to Schonfeld under the earnout provision of the Asset Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.
2.1      Letter Agreement, dated as of October 8, 2007, by and among SAI Holdings, Inc., Penson Financial Services, Inc., Schonfeld Group Holdings LLC, Schonfeld Securities, LLC, Opus Trading Fund LLC and Quantitative Trading Strategies LLC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: October 10, 2007	/s/ Daniel P. Son
	Name:	Daniel P. Son
	Title:	President

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Letter Agreement, dated as of October 8, 2007, by and among SAI Holdings, Inc., Penson Financial Services, Inc., Schonfeld Group Holdings LLC, Schonfeld Securities, LLC, Opus Trading Fund LLC and Quantitative Trading Strategies LLC.